Exhibit 4.6
                                                  As amended on January 17, 2001


                             GLIMCHER REALTY TRUST
                        1993 EMPLOYEE SHARE OPTION PLAN


     GLIMCHER REALTY TRUST, a Maryland real estate investment trust (the "Company"), hereby establishes and adopts the following Employee Share Option Plan (the "Plan").

                                    RECITALS

     WHEREAS, the Company desires to encourage high levels of performance by the individuals who are key to the success of the Company and to encourage such individuals to remain in the employ of the Company and its subsidiaries by increasing their proprietary interest in the Company's growth and success.

     WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of incentive awards through grants of share options ("Options") to those individuals whose judgment, initiative and efforts are responsible for the success of the Company.

     NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:


                                   ARTICLE 1.

                               PURPOSE OF THE PLAN

     1.1. Purpose. The purpose of the Plan is to secure for the Company the benefits of the additional incentive inherent in the ownership of the Company's Common Shares of Beneficial Interest (the "Shares") by selected individuals whose judgment, initiative and efforts are responsible for the success of the Company and its subsidiaries and to help the Company and its subsidiaries and affiliates secure and retain the services of such individuals. Options granted under the Plan will be either "incentive share options," intended to qualify as such under the provisions of section 422 of the Internal Revenue Code of 1986, as from time to time amended (the "Code"), or "nonqualified share options." For purposes of the Plan, the term "subsidiary" shall mean "subsidiary corporation," as such term is defined in section 424(f) of the Code, and "affiliate" shall have the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").


                                   ARTICLE 2.

                            SHARES SUBJECT TO OPTIONS

     2.1. Number of Shares. Subject to the adjustment provisions of Section 7.11 hereof, the aggregate number of Shares which may be issued under Options, whether as incentive share options or nonqualified share options, exercised under the Plan shall not exceed 400,000. If, and to the extent, that Options granted under the Plan terminate, expire or are cancelled without having been exercised, new Options may be granted under the Plan with respect to the Shares covered by such terminated, expired or cancelled Options; provided that the granting and terms of such new Options shall in all respects comply with the provisions of the Plan. No Options to purchase fractional Shares shall be granted or issued under the Plan.

     2.2. Character of Shares. Shares delivered upon the exercise of Options may be authorized and unissued Shares or issued Shares held in the Company's treasury, or both.

     2.3. Reservation of Shares. There shall be reserved at all times for sale under the Plan an aggregate number of Shares equal to the maximum number of Shares which may be purchased pursuant to Options granted, or that may be granted, under Articles 4 and 6 hereof.


                                   ARTICLE 3.

                                   ELIGIBILITY

     3.1. Options to Employees. (a) Participants who receive Options under Articles 4 and 6 hereof ("Optionees") shall consist of such key employees (other than employees who are also Trustees (hereinafter defined) or directors) of the Company or any of its subsidiaries or affiliates as the Committee (as defined in Section 4.1(a)) shall select from time to time.

     (b) No Option which is intended to qualify as an "incentive share option" may be granted to any employee who, at the time of such grant, owns, directly or indirectly (within the meaning of sections 422(b)(6) and 424(d) of the Code), shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any of its subsidiaries or affiliates, unless at the time of such grant, (i) the option price is fixed at not less than 110% of the Fair Market Value (as defined below) of the Shares subject to such Option, determined on the date of the grant, and (ii) the exercise of such Option is prohibited by its terms after the expiration of five
(5) years from the date such Option is granted.

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                                   ARTICLE 4.

                                     OPTIONS

     4.1. Administration. (a) The Plan shall be administered by a committee (the "Committee") consisting of not fewer than two "disinterested" trustees of the Company (the trustees of the Company being hereinafter referred to as the "Trustees"), as designated by the Trustees. The Trustees may remove from, add members to, or fill vacancies in the Committee. For purposes of the Plan, a Trustee shall be considered "disinterested" if such Trustee has not, during the one year prior to his appointment to the Committee, been granted or awarded any equity securities pursuant to the Plan or any other plan of the Company entitling Trustees to acquire shares or share options of the Company, except that: (i) participation in a formula plan meeting the conditions set forth in paragraph (c)(2)(ii) of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall not disqualify a Trustee from being a disinterested Trustee; (ii) participation in an ongoing securities acquisition plan meeting the conditions set forth in paragraph (d)(2)(i) of Rule 16b-3 shall not disqualify a Trustee from being a disinterested Trustee; (iii) an election to receive an annual retainer fee in either cash or an equivalent amount of securities, or partly in cash and partly in securities, shall not disqualify a Trustee from being a disinterested Trustee; and (iv) participation in a plan shall not disqualify a Trustee from being a disinterested Trustee for the purpose of administering a plan that does not permit participation by Trustees.

     (b) The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan. All actions of the Committee shall be taken by majority vote of its members.

     (c) Subject to the provisions of the Plan, the Committee shall have authority, in its sole discretion, to interpret the provisions of the Plan and, subject to the requirements of applicable law, including Rule 16b-3 of the Exchange Act, to prescribe, amend, and rescind rules and regulations relating to it as it may deem necessary or advisable. All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including Plan participants, the Company, its shareholders, Trustees and employees and any subsidiary or affiliate of the Company and their directors, shareholders and employees.

     4.2. Grant of Options. The Committee shall determine, within the limitations of the Plan, the employees of the Company and its subsidiaries and affiliates to whom Options are to be granted under the Plan, the number of Shares that may be purchased under each such Option and the option price, and shall designate such Options at the time of the grant as either "incentive share options" or "nonqualified share options;" provided, however, that Options granted to employees of an affiliate (that is not also a subsidiary) or to non-employees of the Company may only be "nonqualified share options."

     All Options granted pursuant to this Article 4 and Article 6 herein shall be authorized by the Committee and shall be evidenced in writing by share option agreements ("Share Option Agreements") in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan, and, with respect to any Share Option Agreement granting Options which are intended to qualify as "incentive share options," are not inconsistent with Section 422 of the Code. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such option. Any individual who is granted an Option pursuant to this Article 4 and Article 6 herein may hold more than one Option granted pursuant to such Articles at the same time and may hold both "incentive share options" and "nonqualified share options" at the same time.

     4.3. Option Price. Subject to Section 3.1(b), the option price per each Share purchasable under any "incentive share option" granted pursuant to this
Article 4 and any "nonqualified share option" granted pursuant to Article 6 herein shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such Share on the date of the grant of such Option. The option price per share of each Share purchasable under any "nonqualified share option" granted pursuant to this Article 4 shall be such amount as the Committee shall determine at the time of the grant of such Option.


                                   ARTICLE 5.

                            SHARE APPRECIATION RIGHTS

     5.1. Grant and Exercise. Share appreciation rights may be granted in conjunction with all or part of any Option granted under the Plan provided such rights are granted at the time of the grant of such Option. A "share appreciation right" is a right to receive cash or Shares, as provided in this
Article 5, in lieu of the purchase of a Share under a related Option. A share appreciation right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, and a share appreciation right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until, and then only to the extent that, the exercise or termination of the related Option exceeds the number of Shares not covered by the share appreciation right. A share appreciation right may be exercised by the holder thereof (the "Holder"), in accordance with Section 5.2 of this Article 5, by giving written notice thereof to the Company and surrendering the applicable portion of the related Option. Upon giving such notice and surrender, the Holder shall be entitled to receive an amount determined in the manner prescribed in Section 5.2 of this Article 5. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related share appreciation rights have been exercised.

     5.2. Terms and Conditions. Share appreciation rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

     (a) share appreciation rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of the Plan.

     (b) Upon the exercise of a share appreciation right, a Holder shall be entitled to receive up to, but no more than, an amount in cash or whole Shares equal to the excess of the then Fair Market Value of one Share over the option price per Share specified in the related Option multiplied by the number of Shares in respect of which the share appreciation right shall have been exercised. The Holder shall specify in his written notice of exercise, whether payment shall be made in cash or in whole Shares. Each share appreciation right may be exercised only at the time and so long as a related Option, if any, would be exercisable or as otherwise permitted by applicable law; provided, however, that no share appreciation right granted under the Plan to a person then subject to Section 16 of the Exchange Act shall be exercised during the first six months of its term for cash.

     (c) No share appreciation right shall be transferable by a Holder otherwise than by will or by the laws of descent and distribution, and share appreciation rights shall be exercisable, during the Holder's lifetime, only by the Holder.

     (d) Upon the exercise of a share appreciation right, the Option or part thereof to which such share appreciation right is related shall be deemed to have been exercised for the purpose of the limitation of the number of Shares to be issued under the Plan, as set forth in Section 2.1 of the Plan.

     (e) Share appreciation rights granted in connection with an Option may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the option price at which Shares can be acquired pursuant to the Option.


                                   ARTICLE 6.

                                 RELOAD OPTIONS

     6.1. Authorization of Reload Options. Concurrently with the award of any Option (such Option hereinafter referred to as the "Underlying Option") to any participant in the Plan, the Committee may grant one or more reload options (each, a "Reload Option") to such participant to purchase for cash or Shares a number of Shares as specified below. A Reload Option shall be exercisable for an amount of Shares equal to (i) the number of Shares delivered by the Optionee to the Company to exercise the Underlying Option, and (ii) to the extent authorized by the Committee, the number of Shares used to satisfy any tax withholding requirement incident to the exercise of the Underlying Option. The grant of a Reload Option will become effective upon the exercise of an Underlying Option or Reload Option by delivering to the Company Shares held by the Optionee for at least 6 months. Notwithstanding the fact that the Underlying Option may be an "incentive share option," a Reload Option is not intended to qualify as an "incentive share option" under Section 422 of the Code.

     6.2. Reload Option Amendment. Each Share Option Agreement shall state whether the Committee has authorized Reload Options with respect to the Underlying Option. Upon the exercise of an Underlying Option or other Reload Option, the Reload Option will be evidenced by an amendment to the underlying Share Option Agreement.

     6.3. Reload Option Price. The option price per Share deliverable upon the exercise of a Reload Option shall be the Fair Market Value of a Share on the date the grant of the Reload Option becomes effective.

     6.4. Term and Exercise. Each Reload Option is fully exercisable six months from the effective date of grant. The term of each Reload Option shall be equal to the remaining option term of the Underlying Option.

     6.5. Termination of Employment. No additional Reload Options shall be granted to Optionees when Options and/or Reload Options are exercised pursuant to the terms of this Plan following termination of the Optionee's employment.

     6.6. Applicability of Other Sections. Except as otherwise provided in this
Article 6, the provisions of Article 7 applicable to Options shall apply equally to Reload Options.


                                   ARTICLE 7.

                         GENERALLY APPLICABLE PROVISIONS

     7.1. Option Period. Subject to Section 3.1(b), the period for which an Option is exercisable shall not exceed ten (10) years from the date such Option is granted. After the Option is granted, the option period may not be reduced.

     7.2. Fair Market Value. If the Shares are listed or admitted to trading on a securities exchange registered under the Exchange Act, the "Fair Market Value" of a Share as of a specified date shall mean the average of the high and low price of the shares for the day immediately preceding the date as of which Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) reported on the principal securities exchange on which the Shares are listed or admitted to trading. If the Shares are not listed or admitted to trading on any such exchange but are listed as a national market security on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), traded in the over-the-counter market or listed or traded on any similar system then in use, the Fair Market Value of a Share shall be the average of the high and low sales price for the day immediately preceding the date as of which the Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) reported on such system. If the Shares are not listed or admitted to trading on any such exchange, are not listed as a national market security on NASDAQ and are not traded in the over-the-counter market or listed or traded on any similar system then in use, but are quoted on NASDAQ or any similar system then in use, the Fair Market Value of a Share shall be the average of the closing high bid and low asked quotations on such system for the Shares on the date in question. If the Shares are not publicly traded, Fair Market Value shall be determined by the Committee in its sole discretion using appropriate criteria. An Option shall be considered granted on the date the Committee acts to grant the Option or such later date as the Committee shall specify.

     7.3. Exercise of Options. Options granted under the Plan shall be exercised by the Optionee thereof (or by his or her executors, administrators, guardian or legal representative, as provided in Sections 7.6 and 7.7 hereof) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Full payment of such purchase price shall be made within five (5) business days following the date of exercise and shall be made (i) in cash or by certified check or bank check, (ii) with the consent of the Committee, by delivery of a promissory note in favor of the Company upon such terms and conditions as determined by the Committee, (iii) with the consent of the Committee, by tendering previously acquired Shares (valued at its Fair Market Value, as determined by the Committee as of the date of tender), or (iv) with the consent of the Committee, any combination of (i), (ii) and (iii); provided, however, that payment may not be pursuant to (iii) above unless the Optionee shall have owned the Shares being tendered in payment for a period of at least six months prior to the date of exercise of the Option. Such notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. The Company shall effect the transfer of Shares purchased pursuant to an Option as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. No person exercising an Option shall have any of the rights of a holder of Shares subject to an Option until certificates for such Shares shall have been issued following the exercise of such Option. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

     7.4. Non-Transferability of Options. No Option shall be assignable or transferable by the Optionee, other than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee or his guardian or legal representative.

     7.5. Termination of Employment. In the event of the termination of employment of an Optionee for any reason (other than death or disability as provided below), any Option(s) granted to such Optionee under this Plan and not previously exercised or expired shall be deemed cancelled and terminated on the day of such termination, unless the Committee decides, in its sole discretion, to extend the term of the Option for a period not to exceed three months after the date of such termination, provided, however, that in no instance may the term of the Option, as so extended, exceed the maximum term set forth in Section 3.1(b)(ii) or 7.1 above. Notwithstanding the foregoing, in the event of the termination of employment of an Optionee for any reason other than death or disability, under conditions satisfactory to the Company, the Committee may, in its sole discretion, allow any nonqualified share options granted to such Optionee under the Plan and not previously exercised or expired to be exercisable for a period of time to be specified by the Committee, provided, however, that in no instance may the term of the Option, as so extended, exceed the maximum term set forth in Section 7.1 above.

     7.6. Death. In the event an Optionee dies while employed by the Company or any of its subsidiaries or affiliates, any Option(s) granted to him not previously expired or exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such Optionee or by any person who acquired such Option by bequest or inheritance, at any time within 1 year after the death of the Optionee, unless earlier terminated pursuant to its terms, provided, however, that if the term of such Option would expire by its terms within six months after the Optionee's death, the term of such Option shall be extended until six months after the Optionee's death, provided further, however, that in no instance may the term of the Option, as so extended, exceed the maximum term set forth in Section 3.1(b)(ii) or 7.1 above.

     7.7. Disability. In the event of the termination of employment of an Optionee due to total disability, the Optionee, or his guardian or legal representative, shall have the unqualified right to exercise any Option(s) which have not been previously exercised or expired and which the Optionee was eligible to exercise as of the first date of total disability (as determined by the Committee), at any time within one (1) year after such termination or separation, unless earlier terminated pursuant to its terms, provided, however, that if the term of such Option would expire by its terms within six months after such termination or separation, the term of such Option shall be extended until six months after such termination or separation, provided further, however, that in no instance may the term of the Option, as so extended, exceed the maximum term set forth in Section 3.1(b)(ii) or 7.1 above. The term "total disability" shall, for purposes of this Plan, be defined in the same manner as such term is defined in Section 22(e)(3) of the Code.

     7.8. Six-Month Holding Period. Notwithstanding anything to the contrary in the Plan, each Option (or the Shares underlying the Option) granted to an individual who is an officer of the Company (within the meaning of Section 16(b) of the Exchange Act) must be held by such individual for a combined period of at least six months from the date the Option is granted (or until such earlier date as satisfies any legal requirement for exemption under Rule 16b-3 of the Exchange Act and as satisfies all other applicable law); provided that the sale, transfer or other disposition of any Shares underlying any Option shall be permitted within such period to the extent the sale, transfer or other disposition is exempt under Rule 16b-3 of the Exchange Act and all other applicable law.

     7.9. Amendment and Modification of the Plan. The Trustees may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law; provided that the Trustees may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act or any applicable law; and further provided that the Trustees may not, without the approval of the Company's shareholders, amend the Plan to (a) increase the number of Shares that may be the subject of Options under the Plan (except for adjustments pursuant to Section 7.11 hereof), (b) reduce the minimum option price specified by Sections 3.1(b) and 4.3 hereof, (c) increase the maximum permissible term of any Option specified by Section 7.1 hereof, or (d) remove responsibility for administering the Plan from the Committee.

     7.10. Tax Withholding. The Company shall notify the Optionee of any income tax withholding requirements arising as a result of the exercise of an Option or share appreciation rights. The Company shall have the right to require such Optionee to pay such withholding taxes. If the Optionee shall fail to make such tax payments as are required, the Company or its subsidiaries or affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Optionee or to take such other action as may be necessary to satisfy such withholding obligations.

     7.11. Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affects the Shares with respect to which Options have been or may be issued under the Plan, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and type of Shares that thereafter may be made the subject of Options, (ii) the number and type of Shares subject to outstanding Options and share appreciation rights, and (iii) the grant or exercise price with respect to any Option, or, if deemed appropriate, make provision for a cash payment to the holder of any outstanding Option; provided, in each case, that with respect to "incentive share options," no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision; and provided further, that the number of Shares subject to any Option denominated in Shares shall always be a whole number.

     7.12. Right of Discharge Reserved. Nothing in the Plan nor the grant of an Option hereunder shall confer upon any employee or other individual the right to continue in the employment or service of the Company or any subsidiary or affiliate of the Company or affect any right that the Company or any subsidiary or affiliate of the Company may have to terminate the employment or service of (or to demote or to exclude from future Options under the Plan) any such employee or other individual at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Option granted in the event of termination of an employment or other relationship even if the termination is in violation of an obligation of the Company or any subsidiary or affiliate of the Company to the employee or other individual.

     7.13. Nature of Payments. All Options made pursuant to the Plan are in consideration of services performed for the Company or any subsidiary or affiliate of the Company. Any income or gain realized pursuant to Options under the Plan and any share appreciation rights constitutes a special incentive payment to the Optionee or Holder and shall not be taken into account, to the extent permissible under then applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any subsidiary or affiliate of the Company except as may be determined by the Committee or by the Trustees or directors of the applicable subsidiary or affiliate of the Company.

     7.14. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

     7.15. Gender and Number. In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as "his or her" and any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural except when otherwise indicated by the context.

     7.16. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Maryland and construed accordingly.

     7.17. Effective Date and Termination of Plan.

     (a) The Plan shall become effective on the later of (i) the date of its adoption by the Trustees, and (ii) the date of approval of the Plan by the Company's shareholders.

     (b) Options may be granted under the Plan at any time and from time to time on or prior to the tenth (10th) anniversary of the effective date of the Plan as set forth in Section 7.17(a) above, on which date the Plan will expire except as to Options and related share appreciation rights then outstanding under the Plan. Such outstanding Options and share appreciation rights shall remain in effect until they have been exercised or terminated, or have expired.

     7.18. Captions. The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

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